As filed with the Securities and Exchange Commission on May 30, 2008

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

American DG Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3569304
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

45 First Avenue

Waltham, Massachusetts 02451

(Address of principal executive offices)

American DG Energy Inc. 2005 Stock Incentive Plan

(Full title of the Plan)

Anthony S. Loumidis

Chief Financial Officer

American DG Energy Inc.

45 First Avenue

Waltham, Massachusetts 02451

(781) 622-1117

(Name, address and telephone number of agent for service)

Copy to:

Edwin L. Miller Jr.

Sullivan & Worcester LLP

One Post Office Square

Boston, MA 02109

Tel: (617) 338-2800

Fax: (617) 338-2880

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non –accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock	1,000,000 shares	$1.62	$1,625,000	$63.86

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 on the basis of the average of the high and low closing prices of the Common Stock of American DG Energy as quoted on the Over-The-Counter Bulletin Board on May 29, 2008.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

American DG Energy Inc. (the “Company”) is filing this registration statement to register an additional 1,000,000 shares of its common stock for issuance under the Company’s 2005 Stock Incentive Plan (the “Plan”). The increase in the number of shares authorized for issuance under the Plan was approved by the Company’s stockholders at its 2008 annual meeting held on May 30, 2008. On October 11, 2007, the Company filed registration statement no. 333-146628 on Form S-8 (the “Original Registration Statement”) covering 4,000,000 shares of the Company’s common stock authorized for issuance under the Plan and the American Distributed Generation Inc. 2001 Stock Incentive Plan with the Securities and Exchange Commission (the “Commission”), which was amended by a Post-Effective Amendment No. 1 to the Original Registration Statement on March 28, 2008 (the Original Registration Statement, together with the Post-Effective Amendment No. 1, the “Prior Registration Statement”).  Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except for Item 3 and Item 8 of the Prior Registration Statement, which is being updated by this registration statement.

The prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, which is being provided to participants in the Plan in conjunction with this registration statement also relates to the shares registered under the Prior Registration Statement.

PART I - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following additional documents, which have been filed by the registrant with the Commission under the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)           The Company’s Registration Statement on Form S-8, filed with the Commission on October 11, 2007, as amended by Post-Effective Amendment No. 1 filed with the Commission on March 28, 2008 (Commission No. 333-1446628).

(b)           The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 18, 2008 (Commission No. 000-52294).

(c)           The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008, filed with the Commission on May 14, 2008 (Commission No. 000-52294).

(d)           The description of the registrant’s common stock contained in the registration statement on Form 10-SB filed with the Commission on November 2, 2006, as amended, and all further amendments or reports filed for the purpose of updating such description (Commission No. 000-52294).

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

EXHIBIT INDEX

Exhibit No.		Description

4.1#	–	American DG Energy Inc. 2005 Stock Incentive Plan

5.1*	–	Opinion of Sullivan & Worcester LLP

23.1*	–	Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1)

23.2*	–	Consent of Vitale, Caturano & Co., Ltd.

24*	–	Powers of Attorney (included in the signature page to this registration statement)

#          Incorporated hereby by reference to Exhibit A to the Company’s definitive proxy statement for the year ended December 31, 2007 (Commission No. 000-52294).

*          Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on May 30, 2008.

AMERICAN DG ENERGY INC.

By:	/s/ JOHN N. HATSOPOULOS
John N. Hatsopoulos
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

The undersigned officers and directors of the company hereby constitute and appoint John N. Hatsopoulos, Barry J. Sanders and Anthony S. Loumidis, and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents to take any actions to enable the company to comply with the Securities Act, and any rules, regulations and requirements of the Commission, in connection with this registration statement, including the power and authority to sign for us in our names in the capacities indicated below any and all amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE N. HATSOPOULOS	Chairman of the Board	May 30, 2008
George N. Hatsopoulos

/s/ JOHN N. HATSOPOULOS	Chief Executive Officer	May 30, 2008
John N. Hatsopoulos	(Principal Executive Officer)

/s/ ANTHONY S. LOUMIDIS	Chief Financial Officer	May 30, 2008
Anthony S. Loumidis	(Principal Financial & Accounting Officer)

/s/ EARL R. LEWIS	Director	May 30, 2008
Earl R. Lewis

/s/ CHARLES T. MAXWELL	Director	May 30, 2008
Charles T. Maxwell

/s/ ALAN D. WEINSTEIN	Director	May 30, 2008
Alan D. Weinstein

EXHIBIT INDEX

Exhibit No.		Description

4.1#	–	American DG Energy Inc. 2005 Stock Incentive Plan

5.1*	–	Opinion of Sullivan & Worcester LLP

23.1*	–	Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1)

23.2*	–	Consent of Vitale, Caturano & Co., Ltd.

24*	–	Powers of Attorney (included in the signature page to this registration statement)

#          Incorporated herein by reference to Exhibit A to the Company’s definitive proxy statement for the year ended December 31, 2007 (Commission No. 000-52294).

*          Filed herewith.